Exhibit 4.4

Dated May 6, 2009

SHAREHOLDERS AGREEMENT

Concerning

Taomee Holdings Limited

(a company incorporated in the Cayman Islands with limited liability)

ALLBRIGHT LAW OFFICES

Hong Kong Plaza 28th Floor

283 Huaihai Middle Road, Luwan District

Shanghai, P. R. China 200021

Telephone: (86 21) 2326-1888; Facsimile: (86 21) 2326-1999

Website: www.allbrightlaw.com

	INDEX
1.	BOARD OF DIRECTORS	3
2.	DIVIDENDS	4
3.	VOTING RIGHTS	4
4.	PROTECTIVE PROVISIONS	5
5.	CONVERSION RIGHTS	7
6.	LIQUIDATION RIGHTS	14
7.	INFORMATION RIGHTS	16
8.	TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL; CO-SALE RIGHT; DRAG-ALONG RIGHT	17
9.	REGISTRATION RIGHTS	22
10.	RIGHT OF PREEMPTION	33
11.	REDEMPTION	35
12.	MANAGEMENT PERSONNEL	36
13.	REPRESENTATIONS AND WARRANTIES	37
14.	TERMINATION	37
15.	CONFIDENTIALITY AND NON-DISCLOSURE	38
16.	GENERAL PROVISIONS	38

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (the “Agreement”) is made and entered into as of May 6, 2009 by and among:

(1)

Taomee Holdings Limited, an exempted limited liability company duly organized and validly existing under the laws of the Cayman Islands, whose registered office is at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P. O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman (the “Company”);

(2)	, a limited liability company duly organized and validly existing under the laws of the PRC, whose registered office is at Room 1008-1009, Building 20, No. 487, Bao Shi Building, Tian Lin Road, Xuhui District, Shanghai, P.R. China (the “TAOMEE”) ;

(3)	, a limited liability company duly organized and validly existing under the laws of the PRC, whose registered office is at Room 310-L, No. 58, Lane 719, San Lu Gong Road, Minhang District, Shanghai, P.R. China (the “QIDONG”)

(4)	Shanghai Shengran Information Technology Co., Ltd. , a wholly foreign owned enterprise with limited liability to be incorporated under the laws of PRC, whose registered office is at Room 2201, Building 20, No. 487, Bao Shi Building, Tian Lin Road, Xuhui District, Shanghai, P.R. China (the “WFOE”) ;

(5)	Taomee Holdings (HK) Limited, an limited liability company duly organized and validly existing under the laws of Hong Kong, whose registered office is at Room 1505, 15th Floor, World-Wide House, 19 Des Voeux Road, Central, Hong Kong (the “HK Company”) ;

(6)	Joy Union Holdings Limited, an exempted limited liability company duly organized and validly existing under the laws of the British Virgin Islands, whose registered office is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (the “JOY UNION”) ;

(7)	Universys Holdings Ltd., an exempted limited liability company duly organized and validly existing under the laws of the British Virgin Islands, whose registered office is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (the “UNIVERSYS”) ;

(8)	Charming China Limited, an exempted limited liability company duly organized and validly existing under the laws of the British Virgin Islands, whose registered office is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (the “CHARMING”) ;

(9)	Frontier Technology Holdings Limited., an exempted limited liability company duly organized and validly existing under the laws of the British Virgin Islands, whose registered office is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (the “FRONTIER”) ;

(10)	Top Ventures Resources Limited , an exempted limited liability company duly organized and validly existing under the laws of the British Virgin Islands, whose registered office is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (the “TOP VENTURES”) ;

(11)	WANG Haibing , a citizen of the People’s Republic of China (“PRC”) whose ID number is 342623198009143416;

(12)	WEI Zhen , a PRC citizen whose ID number is 652421197504283170;

(13)	CHENG Yunpeng , a PRC citizen whose ID number is 230103197705216813;

(14)	ZENG Liqing , a PRC citizen whose ID number is 610113197001232130;

(15)	WANG Bin , a PRC citizen whose ID number is 510502196504290433;

(16)	Qiming Venture Partners II, L.P., an exempted limited partnership duly organized and validly existing under the laws of Cayman Islands, whose registered office is at M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town Grand Cayman, Cayman Islands;

(17)	Qiming Venture Partners II II-C, L.P., an exempted limited partnership duly organized and validly existing under the laws of Cayman Islands, whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands;

(18)	Qiming Managing Directors Fund II L.P., an exempted limited partnership duly organized and validly existing under the laws of Cayman Islands, whose registered office is at M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town Grand Cayman, Cayman Islands.

For purposes of this Agreement, the above parties (1) through (5) and all other direct or indirect subsidiaries of the foregoing may be hereinafter collectively referred to as “Group Companies” and each as a “Group Company”; (2) and (3) may be hereinafter collectively referred to as “Domestic Companies”, and each as a “Domestic Company”;(6) through (10) may be hereinafter collectively referred to as “Ordinary Shareholders” and each as an “Ordinary Shareholder”; (11) through (13) may be hereinafter collectively referred to as “Founders” and each as a “Founder”; (14) and (15) may be hereinafter collectively referred to as “Angel Shareholders” and each as an “Angel Shareholder”; (16) through (18) may be hereinafter collectively referred to as “Investors” and each as an “Investor”, or collectively as “Series A Shareholders” and each as a “Series A Shareholder”; (6) through (10) and (16) through (18) may be hereinafter collectively referred to as “Shareholders” and each as a “Shareholder”; each of parties (1) through (18) may be hereinafter referred to as a “Party”, and collectively “Parties” .

RECITALS

A.	Immediately prior to the Closing Date (as defined in the Subscription Agreement), each of the Ordinary Shareholders shall have agreed to subscribe for, from the Company, and the Company shall have agreed to issue and allot to the Ordinary Shareholders, in total 10,000,000 Ordinary Shares of the Company, par value US$0.001 per share (individually a “Ordinary Share” and collectively, the “Ordinary Shares”), which are set forth opposite to their respective names in Annex I hereto.

B.	The Investors have jointly agreed to subscribe for, from the Company, and the Company has agreed to issue and allot to the Investors up to 2,500,000 Series A Preferred Shares of the Company, par value US$0.001 per share (individually a “Series A Share” and collectively, the “Series A Shares”), subject to the terms and conditions set forth in the Share Subscription Agreement dated as of April 27, 2009, by and among the Group Companies, the Founders, the Angel Shareholders, the Ordinary Shareholders and the Investors (the “Subscription Agreement”).

C.	The Subscription Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Subscription Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. BOARD OF DIRECTORS.

1.1 Election of Directors.

(a) The Company’s First Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”) shall provide that the board of directors of the Company (the “Board”) shall consist of five (5) directors (each a “Director”, and collectively the “Directors”), the number of which shall not be changed except pursuant to an amendment to the Memorandum and Articles.

(b) The Ordinary Shareholders shall take all actions (including, without limitation, voting the shares owned by each, convening extraordinary meetings of shareholders and executing and delivering written consents) necessary to elect four (4) directors designated by the majority of the Ordinary Shareholders whom initially shall be WANG Haibing, WEI Zhen, CHENG Yunpeng and ZENG Liqing, and one (1) director (the “Qiming Director”) designated exclusively by the majority of the Investors whom initially shall be JP Gan, to consist of the first Board of the Company. The chairman of the Board shall be determined by the Ordinary Shareholders. Any vacancy occurring because of the death, resignation or removal of a Director shall be filled in accordance with this paragraph (b).

(c) The Directors of the Company shall be entitled to appoint, in written, proxies to serve at any meeting of the Board or of any committee thereto, and such proxies shall be permitted to attend all meetings of the Board or of any committee and vote on the Director's behalf pursuant to the terms of such proxies.

(d) A Director can be removed and/or replaced with another person by the Shareholders who designated such departing Director at any time for any or no reason whatsoever.

(e) There shall be no shareholding requirement for Directors.

1.2 Quorum. A quorum of the Board shall require four (4) directors (the “Quorum”), among whom at least the Qiming Director shall attend. A Director shall be deemed to be present at a Board meeting if he/she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

1.3 Board Resolutions. To the extent permitted by the applicable laws and regulations, any resolution of the Board shall be made by a simple majority of the Board, unless otherwise provided in Section 4 herein.

1.4 Directors’ Indemnification

(a) The Company shall enter into an Indemnification Agreement with each of its Directors substantially in the form attached to the Subscription Agreement as Exhibit H.

(b) The Memorandum and Articles, as amended or restated from time to time, shall at all times provide that the Company shall indemnify its Directors to the maximum extent permitted by the applicable laws and regulations.

1.5 Observer. In addition to the Qiming Director, the Investors shall have the right to appoint one observer to attend Board meetings and all Board committees of the Company and its affiliates in a non-voting observer capacity. The Company and its affiliates would provide each observer with copies of all notices and materials provided to the Board or committee members, at the same time and in the same manner provided to Board or committee members.

1.6 Directors of the Group Company. The Ordinary Shareholders, the Founders and the Angel Investors shall procure that board directors of any Group Company and/or its affiliates shall have the same number of directors as the Company, and the Investors and the Ordinary Shareholders shall be entitled to appoint the same number of directors to each of the Group Companies and/or their affiliates as they are entitled to appoint to the Company.

2. DIVIDENDS.

Subject to Section 4 hereof, no dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on any other classes of shares of the Company, unless and until a dividend in like amount is, in advanced, paid in full on each Series A Share. If dividends are to be paid on Ordinary Shares, the matching dividends to be paid to the Series A Shareholders shall be calculated on an as-converted basis. The Series A Shareholders shall also be entitled to receive any non-cash dividends declared by the Board on an as-converted basis.

3. VOTING RIGHTS.

Subject to the Section 4 hereof, each Ordinary Shareholder shall be entitled to one (1) vote for each issued and outstanding share thereof held. Except as expressly provided herein, the Series A Shareholders shall enjoy the same voting power as the Ordinary Shareholders and shall be entitled to vote on all matters required to be submitted for votes by all Shareholders of the Company. The Series A Shareholders shall be entitled to votes equal to the number of votes attaching to the number of Ordinary Shares to which such Series A Shares could be converted based on the then applicable Conversion Rate (defined in Section 5.1 below). Each Series A Shareholder shall be entitled to vote on all matters required to be submitted for votes by all Shareholders of the Company provided herein and in the Memorandum and Articles. The Series A Shareholders shall vote together with the Ordinary Shareholders and not as a separate class except as provided in Section 4.1.

4. PROTECTIVE PROVISIONS.

4.1 Acts Requiring Prior Written Consent of the Series A Shareholders. In addition to such other limitations as may be provided in this Agreement or each Group Company’s charter documents, any Group Company, any of direct or indirect Affiliates (as immediately defined below) of any Group Company (the “Group Company and/or its Affiliates”), any Ordinary Shareholder, any Founder and/or any Angel Shareholder (as the case may be) shall not (whether in a single transaction or a series of Related Party Transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise), without the written consent (either in writing or in other electronic methods) of Series A Shareholders holding more than 51% Series A Shares (on an as-converted basis) (the “Series A Consent”), do any of the following:

(a) Cease to conduct or carry on the business of any Group Company and/or its Affiliates substantially as now conducted or change any part of its business activities;

(b) Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any Group Company and/or its Affiliates;

(c) Increase, reduce or cancel the authorized or issued share capital of any Group Company and/or its Affiliates, or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the futures or do any act which has the effect of diluting or reducing the effective shareholding of the Investors of the Company;

(d) Amend the accounting policies previously adopted or change the fiscal year of any Group Company and/or its Affiliates;

(e) Appoint or change the auditors of any Group Company and/or its Affiliates;

(f) Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company and/or its Affiliates;

(g) Pass any resolution for the winding up of any Group Company and/or its Affiliates or undertake any merger, reconstruction or liquidation exercise concerning any Group Company and/or its Affiliates, or apply for the appointment of a receiver, manager or judicial manager or like officer;

(h) Make any alteration or amendment to the memorandum and/or articles of association of any Group Company and/or its Affiliates;

(i) Dispose or dilute any Group Company’s interest, directly or indirectly, in any of its affiliates;

(j) Approve any transfer or any disposal of interests in any Ordinary Shareholder and any Group Company and/or its Affiliates.

(k) Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series A Shareholders;

(l) Make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series A Shareholders;

(m) Make any actions that reclassifies any outstanding shares into shares having preferences superior to or on a parity with the preference of the Series A Shareholders;

(n) Invest in any entities owned by the Founders, Ordinary Shareholders, Management Personnel, Angel Shareholders or any other interested parties thereto either by loan or by equity;

(o) Appoint or remove any of the directors or supervisors (as the case may be) of the Group Companies and/or their subsidiary;

(p) Amend Memorandum and Articles, the articles of association or any charter document of any Group Company and/or its Affiliates, that adversely affects the rights of the Series A Shareholders; And

(q) Approve any amendments to employment stock option plans and its related agreements and approve any matters which are subject to the Shareholders’ approval of the Company according to employment stock option plans and its related agreements.

An “affiliate” in this Agreement shall mean any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such person, where control means the direct or indirect ownership of more than 50% of the outstanding shares or other ownership interest having ordinary voting power to elect directors or their equivalent.

4.2 Acts Requiring the Written Consent of Qiming Director. Any Group Company and/or its Affiliates, any Ordinary Shareholder, any Founder, and/or any Angel Shareholder (as the case may be) shall not, and shall procure that any Group Company and/or its Affiliates shall not, without the consent (either in writing or in other electronic methods) of the Qiming Director, do any of the following:

(a) Appoint or settle the terms of appointment of any Managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Manager, Vice-General Manager or any employee with a total annual compensation of US$40,000 or greater;

(b) Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation schemes;

(c) Make any distribution of the annual profits amongst the shareholders by way of dividend, (interim and final) capitalization of reserves or otherwise;

(d) Acquire any equity investment or enter into any joint-venture agreement per fiscal year;

(e) Incur any commitment in excess of US$100,000 (or its equivalent in other currency or currencies) at any time in respect of any transaction;

(f) Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(g) Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage, encumbrance or other security) on all or any of the undertakings, assets or rights of any Group Company and/or its Affiliates except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business exceeding US$100,000 (or its equivalent in other currency or currencies) or in excess of US$250,000 at any time in any fiscal year;

(h) Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officers of any Group Company and/or its Affiliates, including but not limited to making any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company and/or its Affiliates;

(i) Transfer cash or properties in excess of US$500,000 between or among any Group Company and/or its Affiliates;

(j) Any capital expenditure in excess of US$100,000 in aggregate per fiscal year;

(k) Enter into any Related Party Transactions, for the purpose of this Section, “Related Party Transactions” shall have the meaning set forth in Item 404 of Regulations of S-K and S-B.

(l) Approve the adoption of or amendment to any employment stock option plan and its related agreements (in addition to Shareholders’ approvals as set forth in Section 4.1 (r) herein ); or

(m) Amend or change the protection provision provided in this Section 4.2;

4.3 No Impairment. The shareholders of any Group Company and/or its Affiliates will not, by the amendment of the Memorandum and Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms under this Agreement and will at all times in good faith assist in the carrying out of all the provisions of this Agreement and take all such actions as may be necessary or appropriate in order to protect the rights of the Series A Shareholders against such impairment.

5. CONVERSION RIGHTS.

5.1 Optional Conversion. Unless converted earlier pursuant to Section 5.2 below, each Series A Shareholder shall have the right, at such Series A Shareholder’s sole discretion, to convert all or any portion of its Series A Shares into Ordinary Shares at any time.

5.2 Automatic Conversion. Each Series A Share will be automatically converted into Ordinary Shares, at the then applicable Conversion Price for such series, upon the closing of a firm commitment underwritten public offering of the Ordinary Shares and the listing of such Ordinary Shares on a stock exchange that is to the satisfaction of the Series A Shareholders who at least hold fifty-one percent (51%) of Series A Shares with gross proceeds to the Company of at least US$50 million which values the Company at US$200 million or more (a “Qualified Public Offering”). In the event of the automatic conversion of Series A Shares upon a Qualified Public Offering as aforesaid, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Series A Shares shall not be deemed to have converted such Series A Shares until immediately prior to the closing of such Qualified Public Offering.

5.3 Mechanics of Conversion.

(a) Conversion Price. Each Series A Share shall be convertible, in accordance with subsection 5.1 or subsection 5.2 hereabove and the procedure and mechanics set forth herebelow, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Original Purchase Price by the then-effective conversion price (the “Conversion Price”) for such series (such result, the “Conversion Rate”), subject to the adjustment as provided herein. The initial Conversion Price for the Series A Shares would be the Original Purchase Price, resulting in an initial Conversion Rate of 1:1 (i.e. 1 Series A Shares converted into 1 Ordinary Share), provided, however, subject to the adjustment specified hereunder. For the purpose of this Agreement, the “Original Purchase Price” shall mean the purchase price at which the Investors subscripted the Series A Shares, which is US$2.00 per share The Conversion Price of Series A Shares shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

(b) No Fractional Shares. No fractional Ordinary Share shall be issued upon conversion of Series A Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay such holder cash equal to such fraction multiplied by the then effective Conversion Price of such series. Before the Series A Shareholders shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, it shall surrender the relevant certificate or certificates that it holds, duly endorsed, at the office of the Company or of any transfer agent for the Series A Shares and shall give written notice to the Company at such office that it elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such Series A Shareholders a certificate or certificates for the number of Ordinary Shares to which it shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amount payable as the result of a conversion into fractional Ordinary Shares, and shall reflect such conversion in the Company’s register of members. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(c) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Series A Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all the outstanding Series A Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all the Series A Shares then outstanding, in addition to such other remedies as shall be available to the Series A Shareholders, the Company and the shareholders of the Company will take such corporate actions as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

5.4 Adjustment of Conversion Price Upon Sale of Shares Below Conversion Price Below the Conversion Price.

(a) Adjustment Formula. If at any time or from time to time after the date on which the first share of Series A Shares is issued by the Company, the Company issues or sells, or is deemed by the provisions of this subsection 5.4 to have issued or sold, Additional Shares of Ordinary Shares (as hereinafter defined), for an Effective Price (as hereinafter defined) that is less than the Conversion Price for Series A Shares in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such Series A Shares shall be reduced, as of the close of business on the date of such issue or sale, to the price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Ordinary Shares;

(ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Ordinary Shares;

(iii) “A” shall mean the number of shares of Ordinary Shares Outstanding immediately prior to such issue of Additional Shares of Ordinary Shares. (for the purpose of this subsection 5.4, “Ordinary Shares Outstanding” shall mean the Ordinary Shares issuable upon conversion of the Series A Shares) ;

(iv) “B” shall mean the number of shares of Ordinary Shares that would have been issued if such Additional Shares of Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares of Ordinary Shares issued in such transaction at the Effective Price (as hereinafter defined) that is less than the Conversion Price for Series A Shares in effect immediately prior to such issue or sale (or deemed issue or sale).

(b) Certain Definitions. For the purpose of making any adjustment required under this subsection 5.4:

(i) The “Additional Shares of Ordinary Shares” shall mean all shares of Ordinary Shares issued by the Company, or Deemed Issuance as provided in Section 5.5(c), whether or not subsequently reacquired or retired by the Company, other than:

(A) Ordinary Shares issues or issuable upon conversion of Series A Shares authorized herein or upon the exercise or conversion of options or warrants outstanding as of the Closing Date;

(B) Ordinary Shares issues or issuable upon the exercise of option pursuant to the ESOP of the Company or other employment share incentive plan approved by the Board of the Company including the affirmative vote of Qiming Director;

(C) Series A Shares issued at a subscription price provided in the Subscription Agreement;

(D) Series A Shares, or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares (“Convertible Securities”), pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of Related Party Transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Company’s Board and the holders of at least fifty-one percent (51%) of the Series A Shares;

(E) Ordinary Shares issued in a Qualified Public Offering;

(F) Ordinary Shares or Convertible Securities issued as a dividend or distribution on Series A Shares or in connection with any event for which adjustment is made pursuant to Sections 5.7 and 5.8; and

(G) Ordinary Shares or Convertible Securities issued with respect to any share split, share dividend, recapitalization or similar transaction for which proportional adjustments are made.

(ii) The “Aggregate Consideration Received” by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Ordinary Shares, Convertible Securities or Rights or Options to purchase either Additional Shares of Ordinary Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Ordinary Shares, Convertible Securities or Rights or Options.

(iii) The “Effective Price” of Additional Shares of Ordinary Shares shall mean the quotient determined by dividing the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 5.4, for the issuance of the Additional Shares of Ordinary Shares issued or sold, or deemed to have been issued or sold, by the Company under this subsection 5.4, by the total number of such Additional Shares of Ordinary Shares; and

(iv) The “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Ordinary Shares or Convertible Securities.

(c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of any Series A Shares required under this subsection 5.4, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Ordinary Shares issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or anti-dilution clauses) is less than the Conversion Price then in effect for the Series A Shares, then the Company shall be deemed to have issued (each a “Deemed Issuance”), at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Ordinary Shares equal to the maximum number of shares of Ordinary Shares issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(i) if the minimum amounts of such consideration cannot be ascertained, then the Deemed Issuance will occur when it can be ascertained;

(ii) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(iii) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(iv) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Ordinary Shares on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Ordinary Shares so issued were the shares of Ordinary Shares, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Ordinary Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Shares.

5.5 No Adjustment to Conversion Price. No adjustment in the Conversion Price for any series of Series A Shares shall be made in respect of the issuance of Additional Shares of Ordinary Shares (as defined in Section 5.4) unless the consideration per share for Additional Shares of Ordinary Shares issued or deemed to be issued by the Company is less than the Conversion Price for such series in effect on the date of and immediately prior to such issuance.

5.6 Determination of Consideration. For purposes of this Section, the consideration received by the Company for the issuance of any Additional Shares of Ordinary Shares shall be computed as follows:

(a) Cash and Property. Except as provided in sub-paragraph (b) below, such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(iii) in the event that Additional Shares of Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Ordinary Shares, computed as provided in sub-paragraph (i) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Ordinary Shares deemed to have been issued pursuant to Section 5.7 above, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

5.7 Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event that the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of Ordinary Shares, the Conversion Price for the Series A Shares then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price of the Series A Shares then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

5.8 Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the Series A Shareholders shall receive, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section with respect to the rights of the Series A Shareholders.

5.9 Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of Series A Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the Series A Shareholders shall have the right thereafter to convert such share into the kind and number of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of Series A Shares immediately before that change, all subject to further adjustment as provided herein.

5.10 No Impairment. The shareholders of the Company will not, by the amendment of the Memorandum and Articles and any Group Company’s charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder and will at all times in good faith assist in the carrying out of all the provisions of this Section and take of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series A Shareholders provided in this Section against such impairment.

5.11 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Shares pursuant to this Section, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of the affected series of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Series A Shareholders, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Shares.

5.12 Miscellaneous.

(a) All calculations under this Section shall be made to the nearest one thousandth (1/1,000) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(b) The Series A Shareholders shall have the right to challenge any determination by the Board of fair market value pursuant to this Section, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, with the cost of such appraisal to be borne equally by the Company and the challenging Series A Shareholders.

6. LIQUIDATION RIGHTS.

6.1 Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or any Deemed Liquidation Event (defined in Section 6.2 below)(collectively the “Liquidation Events”, and individually a “Liquidation Event”), the Series A Shareholders shall be entitled on a pari passu basis to receive, prior to any distribution of the assets or surplus funds of the Company which are legally available for distribution to the Ordinary Shareholders and the holders of any other equity securities of the Company, by reason of their ownership of such shares, a total amount equal to one (1) time of the Total Investment Amount, plus all accrued or declared but unpaid dividends per Series A Share thereon (the “Series A Preference Amount”). If upon the occurrence of any Liquidation Event, the Aggregate Assets and Funds are insufficient to permit the payment to such holders of the full Series A Preference Amount due to them, then the Aggregate Assets and Funds shall be distributed, on a pari passu basis, among the Series A Shareholders in proportion to the number of the Series A Shares held by such holders. For the purpose of this Section 6, the “Aggregate Assets and Funds” shall mean all of the assets or surplus funds of the Company which are legally available for distribution to the Shareholders of the Company upon the Liquidation Events. The “Total Investment Amount” shall mean the total investment amount that the Investors or its Affiliates have invested or will invest to the Company in future round of financing.

(b) After the full Series A Preference Amount has been paid, the remaining of the Aggregate Assets and Funds shall be distributed pro rata among the Ordinary Shareholders and the Series A Shareholders on an as-converted-basis.

(c) Upon a Deemed Liquidation Event (defined in Section 6.2 below), the Series A Shareholders shall be paid in cash or in securities received from the acquiring company or companies, or in a combination thereof, at the closing of any such transaction, prior and in preference to any other payment or distribution of consideration to other Shareholders, an amount equal to the Series A Preference Amount, with respect to Series A Shares then held, which would be payable to the Series A Shareholders pursuant to this Section if all consideration received by the Company and its Shareholders in connection with such event were being distributed in a liquidation of the Company. In the event the requirements of this Section are not complied with, then unless fifty-one percent (51%) of the holders of outstanding Series A Shares consents, the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Section have been complied with, or (ii) cause such transaction to be cancelled

(d) Notwithstanding the provisions of the above Sections 6.1 (a) (b) and (c), for any Liquidation Event including Deemed Liquidation Event ,

(i) if the Aggregate Assets and Funds exceeds the Threshold Amount (as defined herein), the Series A Preference Amount set forth in Section 6.1(a) shall not apply. Instead, the Aggregate Assets and Funds shall be distributed ratably among the Ordinary Shareholders and the Series A Shareholders on an as-converted basis as provided in Section 6.2(b) .

(ii) if the Aggregate Assets and Funds is below the Threshold Amount, the Series A Preference Amount set forth in Section 6.1(a) shall apply, provided that, if the total amount of the Series A Preference Amount obtained by the Investors pursuant to Section 6.1(a) plus the amount obtained by the Investors through pro rata distribution pursuant to Section 6.1(b) exceeds three (3) times of the Total Investment Amount, the Investors shall obtain three (3) times of the Total Investment Amount.

(iii) For the purposes of this Section, “Threshold Amount” shall mean the amount determined by dividing the three (3) times of the Total Investment Amount, by the then shareholding percentage of the Investors.

(e) In the event that the Company proposes to distribute assets other than cash in connection with any Liquidation Event (not including a Deemed Liquidation Event), the value of the assets to be distributed to the Series A Shareholders and Ordinary Shareholders shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

(i) Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(3) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

(ii) The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-paragraphs Section 6.1(e)(i)(1), (2) or (3) of this Section to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

(iii) The Series A Shareholders shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value arrived at pursuant to this Section, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging party, with the cost of such appraisal to be borne equally by the Company and the challenging Series A Shareholders.

6.2 Deemed Liquidation Event. In this Agreement, “Deemed Liquidation Event” means, (i) the acquisition of the Company or its Affiliate by another entity by means of any transaction or series of Related Party Transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of more than fifty percent (50%) or more of the outstanding voting power of the Company or its Affiliate such that the Shareholders of the Company or its Affiliate do not retain a majority of the voting power in the surviving entity; or (ii) a sale of all or substantial parts of the assets of the Company or its Affiliate; provided, however, that a Deemed Liquidation Event shall not include any reorganization for tax purposes or for purposes of reincorporating in a different jurisdiction.

7. INFORMATION RIGHTS.

7.1 Information Rights. Each of the Group Companies covenants and agrees that, commencing from the Closing, for so long as Series A Shares are outstanding, the Group Companies will deliver to the Series A Shareholders of the Company:

(a) audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year;

(b) unaudited monthly consolidated financial statements, within thirty (30) days of the end of each month;

(c) unaudited quarterly consolidated financial statements within thirty (30) days of the end of each quarter;

(d) an annual consolidated budget for the following fiscal year, at least ten (10) days prior to the end of each fiscal year;

(e) upon the written request by the Series A Shareholders, such other information as such shareholder shall reasonably request (the above rights, collectively, the “Information Rights”).

7.2 Accounting Principles and Accounting Firm. All audits will be performed and all financial statements to be provided to the Series A Shareholders pursuant to this Section must be prepared in accordance with International Accounting Standard (IFRS) or the United States generally accepted accounting principles (the “US GAAP”) by a Big Four accounting firm or an accredited accounting firm designated by the Investors, and shall include (i) an income statement and a cash flow statement for the period then-ended as well as for year-to-date and (ii) a balance sheet as of the end of such period compared with the last audited balance sheet.

7.3 Inspection Rights. Each of the Group Companies jointly and severally further covenants and agrees that, commencing upon the Closing, the Series A Shareholders shall have (i) the right to inspect facilities, records and books of the Group Companies and to make copies and extracts therefrom, at any time during regular working hours on reasonable prior notice to the relevant Group Company, and (ii) the right to discuss business, operations and conditions of any Group Company with its respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”) at its own costs and expenses on reasonable prior notice to the Group Company. Each of the Group Companies agrees to provide to the Series A shareholders of the Company other information and access as may be reasonably requested by the Investors from time to time.

7.4 Termination of Rights. The Information Rights and Inspection Rights hereunder shall terminate upon the closing of the Qualified Public Offering.

8. TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL; CO-SALE RIGHT; DRAG-ALONG RIGHT

8.1 Restrictions on Transfer of Shares by Ordinary Shareholders.

(a) Subject to other provisions of this Agreement, Ordinary Shareholders, Founders and Angel Shareholders (or their nominees, assignees or successors) shall not, directly or indirectly, sell, transfer, assign, mortgage, pledge, encumber or otherwise dispose of or permit the sale, transfer, assignment, mortgage, pledge, encumbrance, or other disposition of the Equity Securities (as defined below) held by the Ordinary Shareholders (each disposition referenced in this Section 8 either in verb or noun form, “Transfer”) before the earlier of (i) a Qualified Public Offering, or (ii) a Deemed Liquidation Event, unless otherwise consented in writing by all Series A Shareholders. For purpose of this Section 8, “Equity Securities” means any of the Company’s securities, including the Ordinary Shares or Series A Shares, any warrant, option, right, or any security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Ordinary Shares or Series A Shares, or rights or securities convertible into or exercisable for Ordinary Shares or Series A Shares.

(b) Any attempt by any Ordinary Shareholder, any Founder or any Angel Shareholder to Transfer the Equity Securities in violation of this Section 8 shall be void and the Company hereby agrees that it will not effect such Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

8.2 Right of First Refusal and Right of Co-Sale.

(a) Transfer Notice. Subject to Sections 4.1 and 8.1, if at any time (i) any Ordinary Shareholder (a “Selling Shareholder”) proposes to Transfer his or her Equity Securities issued to and held by such Selling Shareholder, in whole or in part, to one or more third parties or (ii) any Equity Securities held by the Selling Shareholder are proposed to be transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary Transfer (collectively the “Involuntary Transfers”), then such Selling Shareholder (or its, his or her executor or administrator) shall, prior to making or accepting an offer to transfer any his, her or its Equity Securities to such party, give each Series A Shareholder a written notice of the intention to make such Transfer (the “Transfer Notice”), which notice shall include (i) a description of the Equity Securities to be Transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) respectively and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other relevant agreements relating to the proposed Transfer.

(b) Right of First Refusal of the Series A Shareholders

(i) Each of the Series A Shareholders shall be granted the right of first refusal by the terms of the Transfer Notice, which the Series A Shareholders may exercise upon giving written notice to the Selling Shareholder (the “Purchase Notice”) within thirty (30) days after its receipt of the Transfer Notice, to purchase up to its pro rata shares of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice, subject to Section 8.2(b)(iv). The Purchase Notice shall state whether the Series A Shareholder desires to purchase the maximum amount of his, her or its pro rata share of the Offered Shares as determined in accordance with Section 8.2(b)(iii) below. The Series A Shareholder who either does not deliver a Purchase Notice nor indicates in the Purchase Notice within the prescribed time that such Series A Shareholder elects not to purchase any of the Offered Shares shall be referred to herein as a “Non-Purchasing Shareholder” and otherwise the Series A Shareholder who elects to purchase any of the Offered Shares shall be referred to herein as “Purchasing Shareholder.”

(ii) In the event any Investor elects not to purchase all its pro rata share of the Offered Shares available pursuant to its option under subsection 8.2(b)(ii) within the time period set forth therein, the Selling Shareholder shall promptly give written notice (the “Overallotment Notice”) to each Purchasing Shareholder that has elected to purchase all of its pro rata shares of the remaining Offered Shares (each a “Fully Participating Investor”), which notice shall set forth the number of remaining Offered Shares (“Remaining Share”) not purchased by the other Investors, and shall offer the Fully Participating Investors the right to acquire the Remaining Shares. Each Fully Participating Investor shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to the Selling Shareholder (the “Participating Investors Overallotment Notice”) of its election to purchase its pro rata shares of the Remaining Shares on the same terms and conditions and indicating the maximum number of the Remaining Shares that it will purchase in the event that any other Fully Participating Investor elects not to purchase its pro rata shares of the Remaining Shares. Each Fully Participating Investor shall be entitled to apportion the Remaining Share to be purchased among its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund), provided that such Fully Participating Investor notifies the Selling Shareholder of such allocation.

(iii) In terms of Offered Shares, each Purchasing Shareholder’s pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Equity Securities held by such Purchasing Shareholder calculated on the date of the Purchase Notice, and the denominator of which is the total number of shares of Equity Securities held by all Purchasing Shareholders calculated on the date of the Purchase Notice. With respect to the Remaining Shares, each Fully Participating Investor’s pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Equity Securities held by such Fully Participating Investor calculated on the date of Participating Investors Overallotment Notice, and the denominator shall be total number of shares of Equity Securities held by the Fully Participating Investors that are purchasing the Remaining Shares calculated on the date of Participating Investors Overallotment Notice.

(iv) In the event that the Transfer in question is by operation of law or another Involuntary Transfer, the Transfer price per share shall be the greater of the Original Purchase Price paid by the Selling Shareholder for such Offered Shares (appropriately adjusted for share splits, share dividends, combinations and the like) or the fair market value of such Offered Shares, which shall be a price set by the Board that will reflect the current value of the Offered Shares in terms of present earnings and future prospects of the Company and other factors relevant to value, determined within thirty (30) days after receipt by the Series A Shareholders of the Transfer Notice. In the event that the Selling Shareholder or his or her executor disagrees with such valuation as determined by the Board, the Selling Shareholder or his or her executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Purchasing Shareholder and the Selling Shareholder or his or her executor, the fees of which appraiser shall be borne equally by the Purchasing Shareholder and the Selling Shareholder or his or her estate.

(v) In the event the consideration for the Offered Shares specified in a Transfer Notice is payable in property other than cash and the Selling Shareholder and the Purchasing Shareholders cannot agree on the cash value of such property within ten (10) days after the Purchasing Shareholders’ receipt of the Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder and the Purchasing Shareholders. If they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by the Purchasing Shareholder, within a further five (5)-day period, the Selling Shareholder and the Purchasing Shareholders shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section within one month from its appointment, and such determination shall be final and binding on the Selling Shareholder and the Purchasing Shareholders. The cost of such appraisal shall be shared equally by the Selling Shareholder and the Purchasing Shareholders (on a pro rate basis). If the thirty (30) day period as specified in Section 8.2(b)(i) has expired due to the determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such thirty (30) day period shall be extended to the fifth (5th) Business Day after such valuation shall have been determined to be final and binding pursuant to this Section.

(c) Right of Co-Sale of the Series A Shareholders.

(i) If a Selling Shareholder proposes to Transfer the Equity Securities held by such Selling Shareholder, which have not been purchased by the Purchasing Shareholders pursuant to the right of first refusal pursuant to Section 8.2 (b), then such Selling Shareholder shall promptly give written notice (the “Sale Notice”) to the Series A Shareholders at least twenty (20) days prior to the closing of such proposed sale. Each Series A Shareholder shall have the right to exercise the right of co-sale upon giving written notice to the Selling Shareholder (the “Co-Sale Notice”) within thirty (30) days after the receipt of the Sale Notice. The Series A Shareholders who notified the Selling Shareholder in the Co-Sale Notice of such Series A Shareholder’s desire to sell a portion of his, her or its shares with the Selling Shareholder (such Series A Shareholder, a “Co-Sale Participant”) shall have the right to participate in the sale of any Offered Shares, on the same terms and conditions as specified in the Transfer Notice, and sell all or any part of his, her or its Series A Shares; provided, however, that no Series A Shareholder shall be entitled under this Section 8.2(c) to participate in a Transfer by a Selling Shareholder incident to any Involuntary Transfer.

(ii) Each Co-Sale Participant may sell all or any part of that number of Offered Shares equal to the product obtained by multiplying (A) the aggregate number of Offered Shares covered by the Co-Sale Notice by (B) a fraction, the numerator of which is the number of all the outstanding shares of Equity Securities held by such Co-Sale Participant on the date of the Co-Sale Notice and the denominator of which is the aggregate shares of the Company held by the Selling Shareholder and all of the Co-Sale Participants on the date of the Co-Sale Notice.

(iii) Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(A) the number of the Series A Shares which such Co-Sale Participant elects to sell; or

(B) that number of the Series A Shares which are at such time convertible into the number of Ordinary Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective third party purchaser objects to the delivery of Series A Shares in lieu of Ordinary Shares, such Co-Sale Participant may (1) first convert such Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section. The Company and all the Shareholders thereof agree to take all necessary actions to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent upon such transfer; or (2) exercise Put Right according to Section 8.6 (b) herebelow.

(iv) The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Section 8.2(c)(ii) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled to by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, the Co-Sale Participant may exercise the Put Right according to Section 8.6 (b) herebelow, and such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

(d) For purpose of this Section 8.2, the number of any Series A Shares shall be calculated on an as-converted basis.

8.3 Non-Exercise of Rights. To the extent that the Series A Shareholders have not exercised its first refusal rights to purchase all the Offered Shares subject to the Transfer Notice, such Selling Shareholder shall have a period of sixty (60) days from the expiration of such first refusal rights to sell any remaining Offered Shares, upon terms and conditions (including, without limitation, the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third party transferee(s) identified in the Transfer Notice. The third party transferee(s) shall, as a condition to the effectiveness of Transfer of the Offered Shares, furnish the Company and the Selling Shareholder with a written agreement to be bound by and comply with this Agreement, including, without limitation, all provisions of this Section 8, as if such transferee(s) were a Selling Shareholder hereunder, as well as the terms of the agreement pursuant to which such Offered Shares were issued. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the sixty (60) day period from the expiration of these first refusal rights, the Series A Shareholder’s right of first refusal hereunder shall continue to be applicable to any subsequent disposition of any Equity Securities by any Selling Shareholder. Furthermore, the exercise or non-exercise by the Series A Shareholders to purchase Offered Shares by such Selling Shareholder shall not adversely affect such Series A Shareholder’s rights to make subsequent purchases from any Selling Shareholder. Any proposed Transfer on terms and conditions different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Offered Shares by a Selling Shareholder shall again be subject to the right of first refusal and co-sale right of the Series A Shareholders as provided under Section 8.2 above and shall require compliance by the relevant Selling Shareholder with the procedures described in this Agreement.

8.4 Restriction on Indirect Transfer. Notwithstanding anything to the contrary contained herein, without having obtained Series A Consent:

(a) none of the Group Companies, the Founders and the Angel Shareholders shall, nor shall any of them cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by it or him in the WFOE and/or the Domestic Companies to any person. Any transfer in violation of this Section 8.4(a) shall be void and each of the WFOE and the Domestic Companies hereby agree that they will not effect such a transfer nor will they treat any alleged transferee as the holder of such equity interest without having obtained Series A Consent.

(b) none of the Founders, nor shall any of them cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him in the respective Ordinary Shareholder to any person. Any transfer in violation of this Section 8.4(b) shall be void and each of the Ordinary Shareholders hereby agree that it will not effect such a transfer nor will they treat any alleged transferee as the holder of such equity interest without having obtained Series A Consent.

(c) none of the Domestic Companies and the WFOE shall, nor shall any of the Company, the Founders and the Angel Shareholders cause or permit any of the Domestic Companies and the WFOE to, issue to any person any equity securities of the Domestic Companies or the WFOE, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domestic Companies or the WFOE.

(d) none of the Ordinary Shareholders shall, nor shall any of the Founders and the Angel Shareholders cause or permit any Ordinary Shareholder to, issue to any person any equity securities of any Ordinary Shareholder or any options or warrants for, or any rights or securities exchangeable for or convertible into, such equity securities of any Ordinary Shareholder.

8.5 Multiple Series, Classes or Types of Stock. If the Offered Shares consists of more than one series or class or type of Equity Securities, each Investor has the right to purchase or transfer hereunder as the case may be, such Investor’s pro rata shares of each such series, class or type of Equity Securities; provided, however, that as to the Right of Co-Sale, (a) if such Investor does not hold any of such series, class, or type of Stock, and the Proposed Transferee is not willing, at the closing, to purchase some other series, class or type of Equity Securities from such Investor as part of such Investor’s pro rata shares or (b) if the Proposed Transferee is unwilling to purchase any Equity Securities from such Investor at the closing(each such circumstance being referred to herein as an “Incomplete Co-Sale”), then, the Selling Shareholder shall be entitled to Transfer the remaining Offered Shares representing the Investor’s pro rata shares at the closing and the Investor will have the Put Right set forth in Section 8.6 hereof.

8.6 Refusal to Transfer; Put Right.

(a) Refusal to Transfer. Any attempt by any Selling Shareholder to transfer any Equity Securities in violation of any provision of this Agreement will be void. The Company will not (a) transfer on its books any Equity Securities that has been sold, gifted or otherwise transferred in violation of this Agreement or (b) treat as owner of such Equity Securities, or accord the right to vote to, or pay divi-dends to, any purchaser, donee or other transferee to whom such Equity Securities may have been so transferred.

(b) Put Right. If a Selling Shareholder transfers any Equity Securities in contravention of an Investor’s Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if an Incomplete Co-Sale occurs and the provisions of Section 8 hereof apply, the relevant Investor may require such Selling Shareholder to purchase from such Investor, for cash or such other consideration as the Selling Shareholder received in the Prohibited Transfer or Incomplete Co-Sale, that number of shares of Equity Securities (of the same class, series or type as transferred in the Prohibited Transfer or Incomplete Co-Sale, if such Investor then owns Equity Securities of such class, series or type, and otherwise of Ordinary Shares) having a purchase price equal to the aggregate purchase price such Investor would have received in the closing of such Prohibited Transfer or Incomplete Co-Sale if such Investor had exercised and been able to consummate such Investor’s Right of Co-Sale with respect thereto (the Investor’s “Put Right”). An Investor may exercise such Investor’s Put Right by delivery of written notice to the Selling Shareholder and the Company (a “Put Notice”) within ten (10) business days after such Investor becomes aware of the Prohibited Transfer or Incomplete Co-Sale. The closing of such sale to the Selling Shareholder under such Investor’s Put Right will occur within seven (7) business days after the date of such Investor’s Put Notice.

8.7 Legend.

(a) Each existing or replacement certificate for any shares now owned or hereafter acquired by the shareholder of the Company and each certificate issued to any person in connection with a Transfer pursuant to this Section shall bear the following legend (or a substantially similar legend):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A SHAREHOLDERS AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) Each Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above to enforce the provisions of this Agreement.

8.8 Term. Notwithstanding the foregoing, the restrictions on Ordinary Shareholders’ Transfers, right of first refusal and right of co-sale as provided in this Section 8 shall terminate and cease to be in effect upon the closing of a Qualified Public Offering.

9. REGISTRATION RIGHTS.

9.1 Applicability of Rights. The Company covenants and agrees that the Holders (as defined in Section 9.2 below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

9.2 Definitions. For purposes of this Section and to the extent applicable under this Agreement:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable upon conversion of any Series A Shares; (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series A Shares or Ordinary Shares described in clause (1) of this subsection; and (3) any other Ordinary Shares owned or hereafter acquired by the Investors. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a public offering under the Securities Act or analogous statute of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Series A Shares then issued and outstanding or issuable upon conversion or exercise of any Holder’s warrant, right or other security then outstanding.

(d) Holder or Holders. For purposes of this Agreement, the term “Holder” or “Holders” means any person or persons owning Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

(e) Form F-3 or Form S-3. The term “Form F-3” or “Form S-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the United States Securities and Exchange Commission or such other governmental or other agency or body with jurisdiction over the resolution of offer and sales of securities in the relevant jurisdiction.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 9.2 through 9.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one legal counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (excluding, however, the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to Sections 9.3, 9.4 or 9.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j) Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and any successor statute, or as applicable, such other set of statutes, laws or regulations of the relevant jurisdiction in which securities are proposed to be offered or sold.

(k) Business Day. The term “Business Day” means any day (excluding Saturdays, Sundays and public holidays in the PRC and Hong Kong) on which banks generally are open for business in the PRC and Hong Kong.

9.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) the third anniversary of the date of this Agreement or (ii) six (6) months following taking effect of a registration statement for a Qualified Public Offering, receive a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 9.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 9.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 9.3 or Section 9.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 9.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 9.4(a) . For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction in which the Company has already effected a registration of such securities, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, United States law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-United States jurisdiction.

(b) Underwriting. If the Holders initiating the registration request under this Section 9.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 9.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 9.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless any other securities are first entirely excluded from the underwriting and registration including, without limitation, Ordinary Shares or all other shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, consultant, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 9.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 9.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right of deferral more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e) Registration. The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.3 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

9.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, without limitation, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 9.3 or Section 9.5 or to any employee benefit plan, corporate reorganization, exchange offer or offering of securities solely to the Company's existing shareholders), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed pursuant to Sections 9.3, 9.4, or 9.5 by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 9.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 9.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 9.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder or in such other proportions as shall mutually be agreed to by all selling Holders, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described in this Section 9.4(b) shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities, including, without limitation, Ordinary Shares and are held by any other person, including, without limitation, any person who is an employee, consultant, officer or director of the Company (or any subsidiary of the Company) shall first be excluded in entirety from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 9.4 shall not be deemed to be a registration as described in either Section 9.3 or Section 9.5. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 9.4.

9.5 Form F-3 Registration or S-3 Registration. In case that the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 9.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.5 if:

(i) Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii) the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration or Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 9.5; provided that the Company shall not register any of its other shares during such 120 day period;

(iv) the Company has twice, within the six (6) month period preceding the date of such request, already effected registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 9.3(b) and 9.4(a); or

(c) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 or S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(d) Not Demand Registration. Registration pursuant to this Section 9.5 shall not be deemed to be a registration as described in either Section 9.3 or Section 9.4. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 9.5.

9.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 9.3, 9.4 or 9.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 9.3, 9.4 or 9.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 9.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 9.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 9.3.

9.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonab best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule or under Form S-3 therein, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

9.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 9.3, 9.4 or 9.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

9.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 9.3, 9.4 or 9.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) (“Damages”) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses actually incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder, provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of (i) any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the Damages at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the Damages or (ii) any Holder, if there is no underwriter and if a copy of the Final Prospectus was furnished to such Holder and was not subsequently furnished by such Holder to the Person asserting the Damages at or prior to the time that such action is required by the Securities Act, if the Final Prospectus would have cured the defect giving rise to the Damages.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel, or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 9.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises; and provided, further, that the foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or in the Final Prospectus, such indemnity shall not inure to the benefit of (i) any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the Damages at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the Damages or (ii) any Holder, if there is no underwriter and if a copy of the Final Prospectus was furnished to such Holder and was not subsequently furnished by such Holder to the person asserting the Damages at or prior to the time that such action is required by the Securities Act, if the Final Prospectus would have cured the defect giving rise to the Damages.

(c) Notice. Promptly after receipt by an indemnified party under this Section 9.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with legal counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own legal counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the legal counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such legal counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 9.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 9.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 9.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party of by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 9.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.10 Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 9.3, 9.4 and 9.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 9.3, 9.4 or 9.5, more than five (5) years after closing of a Qualified Public Offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

9.11 No Registration Rights to Third Parties. Without the Series A Consent, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback,” Form F-3 registration rights or S-3 registration rights described in this Section 9, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

9.12 Lockup. Each Holder agrees that, upon request by the underwriters managing the initial public offering of the Company’s securities, such Holder will enter into a customary lockup agreement with the underwriters under which such Holder (individually a “Lockup Shareholder”, and collectively, the “Lockup Shareholders”) shall agree, without the prior written consent of such underwriters, not to sell or otherwise transfer or dispose of any Series A Shares or Ordinary Shares issued upon conversion of such Series A Shares (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) for a period of time specified by such underwriters no greater than one hundred eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters, provided that each of directors, officers and holders of Ordinary Shares of the Company signs substantially identical lockup agreements. Notwithstanding the foregoing, (i) each Lockup Shareholder shall be released from the lockup to the extent that any other Lockup Shareholders are released; and (ii) each Lockup Shareholder may engage in private transfers of the securities to Affiliates, provided such Affiliates enter into the same lockup agreement with such underwriters or agree in writing to be bound by the lockup agreements signed between the Lockup Shareholders and the underwriters. As used in this Section, “Affiliate” or “Affiliates” shall have the meaning given in Rule 405 promulgated under the Securities Act.

9.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3, (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3,.

9.14 Re-sale Rights. Subject to the provisions in Section 9.12 above, the Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified Public Offering, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s legal counsel in forms reasonably satisfactory to the Holder’s legal counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

10. RIGHT OF PREEMPTION.

10.1 General. Each Series A Shareholder (a “Preemption Rights Holder”) shall have the right of preemption to purchase such Preemption Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 10.3 herebelow) that the Company may from time to time issue after the date of this Agreement (the “Right of Preemption”).

10.2 Pro Rata Share. A Preemption Rights Holder’s “Pro Rata Share” for purposes of the Right of Preemption is the ratio of (a) the number of Series A Shares held by such Preemption Rights Holder immediately prior to the issuance of New Securities giving rise to the Right of Preemption, to (b) the total number of Series A Shares (calculated on a fully-diluted and as-converted basis) then outstanding.

10.3 New Securities. “New Securities” shall mean any Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a) Ordinary Shares issues or issuable upon conversion of Series A Shares authorized herein or upon the exercise or conversion of options or warrants outstanding as of the Closing Date;

(b) Series A Shares issued at a subscription price provided in the Subscription Agreement;

(c) Convertible Securities pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of Related Party Transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board of the Company and the holders of fifty-one percent (51%) of the Series A Shares;

(d) Ordinary Shares issued in a Qualified Public Offering; and

(e) Shares of Ordinary Shares or Convertible Securities issued for purposes that are approved by the Board and the holders of fifty-one percent (51%) of the Series A Shares.

10.4 Procedures.

(a) First Preemption Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of Related Party Transactions), it shall give to each Preemption Rights Holder written notice of its intention to issue New Securities (the “First Preemption Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemption Rights Holder shall have ten (10) days from the date of receipt of any such First Preemption Notice to agree in writing to purchase such Preemption Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Preemption Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemption Rights Holder’s Pro Rata Share). If any Preemption Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Preemption Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Preemption Rights Holder shall automatically forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b) Second Preemption Notice; Oversubscription. If any Participating Rights Holder fails to exercise its Right of Preemption in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Preemption Notice”) to other Participating Rights Holders who exercised their Right of Preemption (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have ten (10) days from the date of the Second Preemption Notice (the “Second Preemption Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within three (3) days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Series A Shares held by such oversubscribing Right Participant and the denominator of which is the total number of Series A Shares held by all the oversubscribing Right Participants.

10.5 Failure to Exercise. Upon the expiration of the Second Preemption Period, or in the event no Preemption Rights Holder exercises the Right of Preemption, after twenty (20) days following the issuance of the First Preemption Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities which are described in the First Preemption Notice and have not purchased through exercising the Right of Preemption at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Preemption Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemption Rights Holders pursuant to this Section 10.

10.6 Termination. The Right of Preemption for each Preemption Rights Holder shall not terminate so long as any Investor and its Affiliates (as defined in Rule 405 under the Securities Act) collectively hold any shares of the Company; provided, however, that the Right of Preemption shall terminate upon a Qualified Public Offering.

10.7 No Rights of Preemption to Third Parties. Without the prior written consent of a majority of the Preemption Rights Holders, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any Right of Preemption of any nature relating to any securities of the Company which are senior to those granted to the Preemption Rights Holders.

11. REDEMPTION.

11.1 Upon written request by the Series A Shareholders who hold at least fifty-one percent (51%) of the then outstanding Series A Shares at any time following the five (5) years after the Closing (as defined in the Subscription Agreement), the Company shall redeem up to all of the outstanding Series A Shares held by the Series A Shareholders within ninety (90) days after the date of receipt of such request (the “Redemption Date”) from any funds legally available for such purpose. The Company shall effect redemption by paying cash in an amount equal to 150% of the Original Purchase Price per share, plus all accrued or declared but unpaid dividends on such shares (as adjusted proportionally for share dividends, splits, combinations, recapitalizations or similar events with respect to such shares) (the “Redemption Price”).

11.2 If on the Redemption Date, the number of Series A Shares that may then be legally redeemed by the Company is less than the number of all the Series A Shares, the number of the Series A Shares then redeemed shall be based ratably on all the Series A Shares to be redeemed, and the Series A Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, including the rights of conversion set forth herein. If any time thereafter additional funds become legally available for the redemption, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date but which it has not been redeemed.

11.3 At least fifteen (15) days after the Redemption Date, the Company shall mail a redemption notice (the “Redemption Notice”), postage prepaid, to shareholder of the Series A Shareholders of record as of the close of business two (2) Business Days preceding the mailing date, at the address last shown on the records of the Company for such Series A Shareholders. The Redemption Notice shall specify the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price and the place at which payment may be obtained, and shall call upon such holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each Series A Shareholders shall surrender to the Company the certificate(s) representing such shares, in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be cancelled, and the Redemption Price for such shares shall then be payable to the order of the person whose name appears in the register of members of the Company and on such certificate(s) as the owner thereof. If less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares and appropriate changes to the register of members shall be made. Nothing herein shall be deemed to prevent the Series A Shareholders from converting all or part of such holder’s shares into Ordinary Shares in accordance with the terms of Section 5 at any time prior to a Redemption Date covering such shares. After the receipt of the redemption notice by the Company, the Ordinary Shareholders may offer to purchase Series A Shares held by the Series A Shareholders at the same price and same terms and conditions to those of the redemption by the Company provided in Section 11.1.

11.4 From and after the Redemption Date, unless there has been a default in payment of the Redemption Price, the Series A Shares designated for redemption in the Redemption Notice shall cease to be outstanding and shall no longer be transferable on the books of the Company, unless the Series A Shareholders transfer the Series A Shares to Ordinary Shareholders, and all rights of the holder with respect to such shares shall cease, except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates.

11.5 If, following the issuance of a redemption request in accordance with this Section, the Company fails to redeem all or part of the Series A Shares requested to be redeemed shareholder of the Company on the Redemption Date (together with the Series A Shares purchased by the Ordinary Shareholders in accordance with Section 11.3 above), the number of directors shall be increased and the provisions regarding the appointment of candidates to the Board shall automatically be amended in accordance with Section 1.1 of this Agreement such that the Investors shall have the right to exclusively nominate a majority of the Board members of the Company. The Shareholders will be obligated to take timely and necessary actions to cause such adjustment of the Board.

11.6 If, following the issuance of a redemption request in accordance with Section 11.1, the Company fails to redeem such shares to be redeemed in whole or in part on the Redemption Date, the Ordinary Shareholders shall pledge to the Series A Shareholders requesting redemption that number of Ordinary Shares held by the Ordinary Shareholders equal to the remaining shares of the unredeemed Series A Shares, calculated at then-effective Conversion Rate (the “Pledged Shares”). A notation regarding the pledge of the Pledged Shares shall be made in the Company’s share register and the Ordinary Shareholders shall deliver at such time to the Investors an instrument of transfer with respect to the Pledged Shares, endorsed in blank. If within twelve (12) months of the Redemption Date, neither the Company nor the Ordinary Shareholders has paid to the Series A Holders the Redemption Price for the unredeemed Series A Shares, the Pledged Shares shall transfer to the Investors requesting redemption on a pro rata basis based upon the number of unredeemed Series A Shares held by the Series A Shareholders.

12. MANAGEMENT PERSONNEL.

12.1 To the fullest extent the applicable law permits and subject to other provisions of this Agreement, all officers, employees, consultants and advisors employed or engaged by any Group Company may be dismissed by their respective employers with or without cause at all times.

12.2 Either prior to or concurrent to the Closing (as defined in Subscription Agreement), each of the Founders and Management Personnel of the Group Companies (set forth in Exhibit D of the Subscription Agreement) shall have entered into a five (5) year employment agreement with the relevant Group Company(ies), as the case may be, which includes confidentiality, invention assignment, non-compete and non-solicitation obligations of such Management Personnel, substantially in the form subject to the satisfaction of the Investors both in form and substance.

12.3 All compensation of Management Personnel shall be approved by the Board.

13. REPRESENTATIONS AND WARRANTIES.

13.1 Each Group Company, each Founder, each Angel Shareholder and each Ordinary Shareholder represent and warrant severally and not jointly to the Series A Shareholder as of the Closing Date, and each Series A Shareholder represents and warrants to Groups Companies, Founders and Ordinary Shareholders as of the Closing Date that:

(a) it/he has the power and authority to enter into and perform it/his obligations under this Agreement;

(b) it/he has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement constitutes, or will constitute when executed, valid, legal and binding obligations on it/him pursuant to the terms of this Agreement (except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in this Agreement may further be limited by applicable laws and principles of public policy); and

compliance with the terms of this Agreement will not breach or constitute a default under any (i) agreement or instrument to which such party is a party or by which it/he is bound; or (ii) order, judgment, decree or other restriction applicable to such Party.

14. TERMINATION

14.1 This Agreement shall terminate in relation to any shareholder of the Company after such shareholder shall have ceased to be a shareholder of the Company.

14.2 This Agreement shall terminate, together with the Subscription Agreement, by the Investors or the Founders, (i) after forty-five (45) days following the execution date of the Subscription Agreement by written notice to the other Parties, if the Closing Notice (as defined in the Subscription Agreement) is not given on or prior to such date, or (ii) after ten (10) days following the delivery of the Closing Notice, if the Closing (as defined in the Subscription Agreement) has not occurred on or prior to such date, without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law.

14.3 Termination of this Agreement shall not release any party from any liability which at the time of termination has already accrued to the other parties or any liability arising or maturing after such termination as a result of any breach committed or omission prior to such termination.

15. CONFIDENTIALITY AND NON-DISCLOSURE.

15.1 Disclosure of Terms. The terms and conditions of this Agreement and the Subscription Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”) (excluding their existence) shall be considered confidential information and shall not be disclosed by any party hereto to any third party unless each such third party first executes a written agreement (or is otherwise already bound by a written agreement) that contains obligations of confidentiality at least as protective of the Financing Terms as those set forth in the Agreement, with the Company’s prior written consent, by force of law or order of a competent court; provided, however, that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

15.2 Press Releases, etc. Any of the Parties may disclose the existence of this Series A financing, provided that no press release shall disclose any of the Financial Terms of this Series A financing.

15.3 Legally Compelled Disclosure. Other provisions in this Section notwithstanding, in the event that any party is requested or becomes legally compelled (including without limitation, pursuant to the relevant securities laws and regulations) to disclose the existence of this Agreement and other Transaction Agreements (as defined in the Subscription Agreement), any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section, such party (the “Disclosing Party”) shall, where practicable, provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

15.4 Other Information. The provisions of this Section shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

15.5 Notices. All notices required under this section shall be made pursuant to Section 16.1.

16. GENERAL PROVISIONS.

16.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be made to the following addresses or facsimile numbers provided in EXHIBIT A in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party, upon delivery; (ii) when sent by facsimile, upon receipt of confirmation of error-free transmission; (iii) seven (7) Business Days after deposit in the mail as certified mail, receipt requested, postage prepaid and addressed to the other party; or (iv) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses or facsimile number given hereunder, for purposes of this Section 16.1 by giving the other party written notice of the new address or facsimile number in the manner set forth above.

16.2 Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of Series A Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

16.3 Aggregation of Shares. All Series A Shares or Ordinary Shares held or acquired by more than one Affiliate shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

16.4 Further Assurance. Each of the parties hereto undertakes with each of the others to do all things reasonably within his power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

16.5 Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

16.6 Assignment. Strictly subject to other provisions of this Agreement, the rights of each party hereunder may be assigned (but only with all related obligations) to any transferee or assignee of such party, provided, in each case, that: (i) the Company is, within a reasonable time after such Transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to all the terms and conditions of this Agreement. Subject to the foregoing sentence, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

16.7 Ordinary Shareholders’ Rights and Obligations. Each Shareholder agrees that if it holds any Ordinary Shares at any time in the future, it shall become bound by this Agreement as if it were a Ordinary Shareholder hereunder.

16.8 Amendments. This Agreement may not be modified or varied except by an instrument in writing signed by all the parties hereto or their duly authorized representatives. Any amendment or waiver effected in accordance with this Section shall be binding upon the parties hereto their respective assigns.

16.9 Delay or Omission Not a Waiver. No delay or omission in exercising any right, power or remedy accruing to any party hereto, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall it be construed to be a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the parties hereto shall be cumulative and not alternative.

16.10 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

16.11 Entire Agreement. This Agreement and the Subscription Agreement, any other Transaction Agreements (as defined in the Subscription Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations, oral or written, between the parties respecting the subject matter hereof, provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

16.12 Priority between Shareholders Agreement and Memorandum and Articles. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.

16.13 Governing Law. Except with respect to the references in this Agreement to the Exchange Act and the Securities Act, this Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong Special Administrative Region of the PRC without giving effect to any choice of law rule.

16.14 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing equitable or injunctive relief in a judicial forum to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

16.15 Interpretation; Captions. This Agreement shall be construed according to its fair language. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

16.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.17 Effectiveness. This Agreement shall take effect and become legally binding on the parties immediately upon execution. Given that the WFOE has not been incorporated as of the Closing (as defined in the Subscription Agreement), the Group Companies, Ordinary Shareholders, Founders and the Angel Shareholders shall procure that the WFOE executes this Agreement upon the incorporation of the WFOE. This Agreement shall not give effect to WFOE until its duly incorporation and its execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GROUP COMPANIES

For and on behalf of Taomee Holdings Limited

By:	/s/ WANG Haibing
Name:	WANG Haibing
Authorized Signature(s)
Title:	Director

By:	/s/ ZENG Liqing
Name:	ZENG Liqing
Title:	Legal Representative

By:	/s/ ZENG Liqing
Name:	ZENG Liqing
Title:	Legal Representative

By:	/s/ ZENG Liqing
Name:	ZENG Liqing
Title:	Legal Representative

For and on behalf of Taomee Holdings (HK) Limited

By:	/s/ WANG Haibing
Name:	WANG Haibing
Authorized Signature(s)
Title:	Director

[Signature Pages for Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ORDINARY SHAREHOLDERS

For and on behalf of Joy Union Holdings Limited

By:	/s/ WANG Haibing
Name:	WANG Haibing
Authorized Signature(s)
Title:	Director

For and on behalf of Universys Holdings Ltd.

By:	/s/ WEI Zhen
Name:	WEI Zhen
Authorized Signature(s)
Title:	Director

For and on behalf of Charming China Limited

By:	/s/ CHENG Yunpeng
Name:	CHENG Yunpeng
Authorized Signature(s)
Title:	Director

For and on behalf of Frontier Technology Holdings Limited.

By:	/s/ ZENG Liqing
Name:	ZENG Liqing
Authorized Signature(s)
Title:	Director

For and on behalf of Top Ventures Resources Limited

By:	/s/ WANG Bin
Name:	WANG Bin
Authorized Signature(s)
Title:	Director

[Signature Pages for Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS

AND ANGEL SHAREHOLDERS

WANG Haibing

By:	/s/ WANG Haibing

WEI Zhen

By:	/s/ WEI Zhen

CHENG Yunpeng

By:	/s/ CHENG Yunpeng

ZENG Liqing

By:	/s/ ZENG Liqing

WANG Bin

By:	/s/ WANG Bin

[Signature Pages for Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

QIMING VENTURE PARTNERS II, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP II, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation

/s/ John Zagula
	By:	John Zagula
	Its:	Managing Director

QIMING VENTURE PARTNERS II-C, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP II, L.P. a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation

/s/ John Zagula
	By:	John Zagula
	Its:	Managing Director

QIMING MANAGING DIRECTORS FUND II, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP II, LTD., a Cayman Islands corporation

/s/ John Zagula
By:
	Its:	Managing Director

Signing Location:	Seattle, WA
Signature of Witness:	/s/ Jennifer J. Snyder
Name of Witness:	Jennifer J. Snyder

[Signature Pages for Shareholders Agreement]

Annex I

ORDINARY SHAREHOLDERS

Immediately prior to the Closing Date, total 10,000,000 Ordinary Shares of the Company, par value US$0.001 per share have been issued and allotted, which are detailed as follow,

Name	Ordinary Shares

Joy Union	2,500,000

Universys	1,800,000

Charming	1,700,000

Frontier	3,000,000

Top Ventures	1,000,000

Total	10,000,000

EXHIBIT A

CONTACT INFORMATION OF THE PARTIES

If to the Group Companies, Ordinary Shareholders, Founders and Angel Shareholders:

Address:	Room 1008-1009, Building 20, No. 487, Bao Shi Building, Tian Lin Road, Xuhui District, Shanghai, P.R. China
Zip Code:	200233
Telephone:	86- 021-60901050
Email:	benson@taomee.com
Attention:	Mr. WANG Haibing

If to Investors:

Address:	11400 SE 6th Street, Suite 100, Bellevue, WA 98004, U.S.A.
Email:	MTeo@ignitionpartners.com
Attention:	Magdalene Teo

Also send a copy to the following address:

Address:	Room 3906, Jinmao Tower, 88 Century Boulevard, Shanghai, PRC
Zip Code:	200121
Telephone:	86-021-61056513
Email:	jp.gan@qimingventures.com
Attention:	Mr. JP Gan